Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2020 Second Quarter Results Conference Call

Whippany, New Jersey, April 23, 2020 -- Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2020 Second Quarter Results Conference Call for Thursday, May 7, 2020 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2020 Second Quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (877) 226-8216

Access Code: 5668018

Ask for: Suburban Propane Fiscal 2020 Second Quarter Results Conference Call

In addition, a replay of the conference call will be available from 12:00 PM Eastern Time, Thursday, May 7, 2020 until 12:00 AM Eastern Time, Friday, May 8, 2020 and can be accessed by dialing (866) 207-1041, Access Code 9187137. The replay will also be available via Suburban’s website until the replay for next quarter’s call is posted.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1.0 million residential, commercial, industrial and agricultural customers through approximately 700 locations in 41 states.

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